AMENDMENT NO. 1
                                     TO THE
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                       McNEIL REAL ESTATE FUND XXV, L.P.


         This Amendment No. 1 ("Amendment")  to the Amended and Restated Limited
                                ---------
Partnership Agreement of McNeil Real Estate Fund XXV, L.P., a California limited partnership (the "Partnership"), dated as of the 26th day of March, 1992 (the
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"Partnership  Agreement"),  is made as of the date  hereinafter set forth by and
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among McNeil Partners, L.P., a Delaware limited partnership,  as general partner
(the  "General  Partner")  and the  limited  partners  of the  Partnership  (the
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"Limited  Partners").  Capitalized terms not otherwise defined herein shall have
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the meanings ascribed to them in the Partnership Agreement.

                                    RECITALS

         WHEREAS, the General Partner and the Limited Partners entered into the Partnership Agreement as of the Restructuring Date following the approval by the Limited Partners of a restructuring of the Partnership; and

         WHEREAS, pursuant to Paragraph 16.7 of the Partnership Agreement, the General Partner has the authority to amend the Partnership Agreement without the consent of the Limited Partners to cure an ambiguity or correct or supplement an inconsistency in the Partnership Agreement and to make any other provision in the Partnership Agreement which is not inconsistent with the Partnership Agreement; and

         WHEREAS, the General Partner desires to amend the Partnership Agreement to cure and correct an ambiguity/inconsistency with respect to distributions and to add a definition of "Distributable Cash," a term which is used but not defined in the Partnership Agreement; and

         WHEREAS, pursuant to the authority granted to the General Partner in Paragraphs 16.7 and 21 of the Partnership Agreement, the General Partner, on behalf of all Partners, is permitted to make this Amendment, without the consent of the Limited Partners;

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

         1. Paragraph 2.1.7 is hereby amended and restated in its entirety as follows:

                  "2.1.7. "Cash Flow" for any year shall mean the excess of cash receipts from all sources (other than cash receipts from Partnership Advances and from any Sale or Refinancing) over the sum of (A) cash disbursements, including cash disbursements for (i) capital improvements, (ii) unscheduled principal reductions and balloon payments and payments upon maturity of any mortgage notes payable, and
         (iii) repayment of Partnership Advances and (B) an allowance for reserves as determined in the discretion of the General Partner."

         2. A new  Paragraph  2.1.13(a) shall be inserted in between Paragraphs
2.1.13 and 2.1.14 and shall read in its entirety:

                  "2.1.13(a).      "Distributable  Cash" shall mean for any year
         an amount equal to the sum of (i) the Partnership's cash balance at the beginning of the year, (ii) Cash Flow and (iii) Cash From Sales or Refinancing."

         3.      This Amendment shall be effective as of the Restructuring Date.

         4.      Except  as   modified  by  this  Amendment,  the  Partnership
Agreement  remains  in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the ___ day of June, 1995.

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GENERAL PARTNER:                                          LIMITED PARTNERS:

McNEIL PARTNERS, L.P.                                     All Limited Partners pursuant
                                                          to Powers of Attorney and
By:      McNEIL INVESTORS, INC.,                          authorization granted and
         its general partner                              delivered to the General Partner
                                                          pursuant to Paragraph 21 of the
By:      /s/  Donald K. Reed                              Partnership Agreement
         -----------------------------
         Name:  Donald K. Reed
         Title: President                                 By:   McNEIL PARTNERS, L.P.

                                                          By:   McNEIL INVESTORS, INC.,
                                                                its general partner


                                                          By: /s/  Donald K. Reed
                                                              ------------------------------
                                                                Name:   Donald K. Reed
                                                                Title:  President

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